January 12, 2015


Ms. Grace S. Morin
105 Cambridge Court,
Harwick, PA 15049



Dear Ms. Morin:

       Please confirm your agreement by signing where indicated and returning a copy of this letter that the ?Term? of your engagement pursuant to the Consulting Agreement dated April 1, 2009 with Scientific Industries Inc., (the "Company") is hereby extended to December 31, 2015, subject to earlier termination by written notice by either the Company or Ms. Morin delivered to the other party at least
60 days prior to the termination date set forth in the written notice.

       There are no other changes to the Agreement.



       Scientific Industries Inc.,



	By: /s/ Helena R. Santos
        ________________________
        Helena R. Santos
        President and CEO


ACKNOWLEDGED AND AGREED TO:

/s/ Grace S. Morin
______________________
Grace S. Morin